                                                                 EXHIBIT  10.35

                            BORROWING AFFILIATE NOTE

$50,000,000                                                 Seattle, Washington
                                                                  June 18, 1999

            For value received, INFOCOM COMMUNICATIONS NETWORK, INC., a company organized under the laws of the Philippines (the "Borrowing Affiliate"), promises to pay to the order of NEXTEL INTERNATIONAL, INC., a corporation organized under the laws of the State of Washington, U.S.A., with its principal office at 1191 Second Avenue, Suite 1600, Seattle, Washington, U.S.A. (together with its successors and assigns, the "Lender"), the principal amount of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000) or, if less, the aggregate unpaid principal balance of the Advances (as hereinafter defined) of the Borrowing Affiliate then outstanding. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Master Agreement (as hereinafter defined).

                             SECTION 1. DEFINITIONS

SECTION 1.1.  CERTAIN DEFINITIONS.

            The following terms when used in this Note shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

                    "Advances" has the meaning ascribed to such term in Section 2.1(a) hereof.

                    "Attributable Borrowing Sublimit" means $50,000,000; provided, that (i) the Attributable Borrowing Sublimit shall be reduced (i) as provided in Section 8.16 of the Master Agreement and (ii) to the extent of the outstanding principal amount and accrued and unpaid interest thereon under the 1997 Infocom Facility and the Infocom Bridge Facility to the extent such Attributable Borrowing is not a Refinancing Advance.

                    "Available Commitment" means an amount equal to (a) the Commitment minus (b) the sum of (i) the aggregate principal amount of all Advances, in the aggregate, made to the Borrowing Affiliate and each of the other Borrowing Affiliates under the other Borrowing Affiliate Notes made to and including the date of determination, including, without limitation, Advances that have been repaid or prepaid plus (ii) to the extent not being repaid as of the date of determination, the outstanding principal balance as of the date of determination of each of the Infocom Bridge Facility and the 1997 Infocom Facility.

                    "Borrowing Affiliate" has the meaning ascribed to such term in the first sentence hereof.

                    "Closing Date" means February 4, 1999.
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                    "Event of Default" has the meaning ascribed to such term in
Section 6.1 hereof.

                    "Lender" has the meaning ascribed to such term in the first sentence hereof.

                    "Loan Documents" means this Note and all other agreements, instruments and documents delivered from time to time to the Lender in connection with this Note or any liabilities arising hereunder.

                    "Master Agreement" means that certain Master Equipment Financing Agreement, dated as of February 4, 1999, by and between the Lender, the lenders party thereto and the agents party thereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                    "MCC" means Motorola Credit Corporation, a corporation duly organized under the laws of the State of Delaware, U.S.A., and its successors and assigns.

                    "Note" means this Borrowing Affiliate Note, as the same may be amended, modified, refinanced or refunded in whole or in part from time to time as permitted by the terms of the Master Agreement.

                    "Obligations" mean all obligations of the Borrowing Affiliate to the Lender howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Note and each other related document, including, without limitation, all costs and expenses incurred by the Lender in connection with the enforcement of this Note or any of the other Loan Documents.

                    "Vendor" means Motorola, Inc., a corporation duly organized under the laws of the State of Delaware, U.S.A., and its successors and assigns.

                               SECTION 2. ADVANCES

SECTION 2.1.  COMMITMENT.

            (a) Lender agrees, upon the terms and subject to the conditions hereinafter set forth, to make credit available in Dollars to the Borrowing Affiliate during the Availability Period in an aggregate principal amount up to but not exceeding the Borrowing Affiliate Sublimit (each such advance being referred to as an "Advance"; and collectively as the "Advances"). All Advances shall be Invoice Advances or Refinancing Advances. All Advances shall be Attributable Borrowings of the type specified in the Request for Financing delivered by the Borrowing Affiliate in respect thereof pursuant to Section 2.2. Notwithstanding anything to the contrary contained in this Note: (i) Lender shall be under no obligation to make any Advance hereunder if, on the date proposed for such Advance and after giving effect thereto, the aggregate Attributable Borrowings of the Borrowing Affiliate (including, without limitation, the then


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requested Advance and all previously made Attributable Borrowings, whether or not paid or prepaid) would exceed the relevant Attributable Borrowing Sublimit (it being understood for purposes of this clause (a)(i) that the outstanding principal amount and accrued and unpaid interest thereon under the 1997 Infocom Facility and the Infocom Bridge Facility shall, to the extent such Attributable Borrowing is not a Refinancing Advance, be considered to be Attributable Borrowings of Infocom), (ii) Lender shall be under no obligation to make any Invoice Advance hereunder if the amount of the requested Advance exceeds the amount due and payable (excluding import taxes and/or duties) set forth in the applicable Invoice, (iii) Lender shall be under no obligation to make any Refinancing Advance hereunder if the amount of the requested Advance exceeds the amount outstanding under the Infocom Bridge Facility and the 1997 Infocom Facility, and (iv) Lender shall have no obligation to make any requested Advance if, after giving effect thereto and any Advances made under the other Borrowing Affiliate Notes, the aggregate amount of all Advances made by the Lender would exceed its Available Commitment. The aggregate obligation of the Lender to make Advances to the Borrowing Affiliate under this Note is called its "Commitment."

            (b) Subject to and upon the terms and conditions of this Agreement, the Borrowing Affiliate may, at its option, avail itself of the Commitment in one or more drawdowns in the amount of the relevant Invoice (in the case of Invoice Advances) or the relevant Refinancing Advance, but in any event not in excess of the remaining aggregate amount of the Commitment and in all cases subject to the limitations in Sections 2.1(a) and 2.2(a).

SECTION 2.2.  PROCEDURE FOR BORROWING; ADVANCES.

            (a) The Borrowing Affiliate shall deliver to the Lender at the address listed in the first sentence hereof, at least five (5) Business Days prior to each proposed financing hereunder, (i) a Request for Financing, for each Advance which shall specify (A) the date of the financing, (B) the principal amount to be financed, and (C) the recipient of such Advance, which shall be either the Vendor or MCC. Upon receipt of such documentation and subject to the limitations set forth herein (including, without limitation, subsection 2.1(a) hereof), the Lender shall advance to the Borrowing Affiliate (or otherwise as directed by the Borrowing Affiliate pursuant hereto) a principal amount which shall equal the least of (x) the amount requested as an Advance pursuant to such Request for Financing, (y) the amount paid or due and payable as reflected in the Invoice submitted in connection with such Request for Financing, exclusive of import taxes and/or other duties, or (z) the remaining Attributable Borrowing Sublimit. Any Request for Financing, once delivered to the Lender, shall be irrevocable and shall commit the Borrowing Affiliate to receive the amount to be advanced by the Borrowing Affiliate pursuant to the immediately preceding sentence on the date specified therein.

            (b) Not later than 2:30 p.m., Chicago time, on the date specified in the Request for Financing, but subject to the terms and conditions hereof and to the fulfillment of all applicable conditions set forth in subsection 2.2(a) and
Section 4 hereof, the Lender shall pay the amount described in the second sentence of subsection 2.2(a) hereof, directly to Vendor (in the case of Invoice Advances) or MCC (in the case of Refinancing Advances) at the account specified in the Request for Financing. The Borrowing Affiliate authorizes and directs the Lender to, without any further action or instruction to disburse the proceeds of such Advance directly to the Vendor or MCC, as applicable, as specified in the Request for Financing. The Borrowing Affiliate


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acknowledges that disbursement of funds to a Person other than the Borrowing
Affiliate in accordance with the Request for Financing pursuant to the immediately preceding sentence shall be deemed receipt by the Borrowing Affiliate of the proceeds of the Advances made hereunder.

SECTION 2.3.  REPAYMENT OF PRINCIPAL OF ADVANCES.

            (a) The Borrowing Affiliate shall pay to the Lender the principal of the Advances made by the Lender outstanding at the close of business on the Commitment Termination Date in eight (8) consecutive semi-annual installments on the Payment Dates (provided that the last such payment shall be in an amount sufficient to repay in full the principal amount of such Advances), with the amount of the installment paid on each Payment Date to be equal to the respective percentages of the principal of such Advances outstanding at the close of business on the Commitment Termination Date as set forth below:


                                                                       Percentage of Commitment Termination
                                                                             Date outstanding Principal
                        Payment Date                                      Payable on such Payment Date
                        ------------                                  --------------------------------------

                        June 30, 2001                                                 12.5%

                        December 31, 2001                                             12.5%

                        June 30, 2002                                                 12.5%

                        December 31, 2002                                             12.5%

                        June 30, 2003                                                 12.5%

                        December 31, 2003                                             12.5%

                        June 30, 2004                                                 12.5%

                        December 31, 2004                                             12.5%

            (b) The Advances shall be repaid as and when necessary to cause the aggregate principal amount of the Advances outstanding not to exceed the Attributable Borrowing Sublimit and as required by subsection 2.4(a) hereof.

SECTION 2.4.  PREPAYMENTS.

            (a) Mandatory Prepayment.

            Not later than the date 90 days after the end of each fiscal year of the Borrowing Affiliate (commencing with the fiscal year ending on December 31, 2000), the Borrowing Affiliate shall prepay Advances in an aggregate amount equal to 50% of the Borrowing Affiliate's Excess Cash Flow (determined on a consolidated basis) for such fiscal year, if positive.

            (b) Optional Prepayment.
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            The Borrowing Affiliate may prepay Advances, in whole or in part, in integral multiples of $100,000 upon not less than five (5) days prior written notice to the Lender of the principal amount to be prepaid and the date of such prepayment; provided that the Borrowing Affiliate and the Lender agree that any Advances so prepaid shall be immediately applied to the outstanding advances of the Lender payable under the Master Agreement, unless deposited by the Lender into the Prepayment Escrow Deposit Account to the extent permitted by and in accordance with Section 2.5(a)(ii) of the Master Agreement; and provided further that no prepayment of any Advances shall be made by the Borrowing Affiliate after the occurrence and during the continuance of a Default or an Event of Default under the Master Agreement without the prior written consent of MCC. On the date specified for prepayment, the Borrowing Affiliate shall pay such principal amount plus accrued interest on such principal amount prepaid to the date of such prepayment.

            (c) Effect of Prepayment.

            All Advances prepaid, whether by mandatory or optional prepayment, may not be reborrowed other than pursuant to a Rollover Loan to the extent permitted by and in accordance with Section 2.5(a)(ii) of the Master Agreement and the Commitment shall automatically be reduced by the amount of such prepayment. Such prepayments shall be applied pro rata to reduce each subsequent principal payment due under Section 2.3.

            (d) Certain Reimbursements In Respect of Prepayments.

            Without affecting the obligations of the Borrowing Affiliate set forth above in subsection 2.4(a), in the event that the Borrowing Affiliate is prohibited by applicable law from obtaining the funds necessary to make the prepayment or requires the approval of a Governmental Authority in order to do so (which has not theretofore been obtained) and therefore is unable to make the prepayment within the period specified above (notwithstanding the reasonable efforts of the Borrowing Affiliate), the Borrowing Affiliate shall establish a restricted escrow account, established for the benefit of MCC (which pursuant hereto and pursuant to the Master Agreement is a third party beneficiary and collateral assignee of this Note), into which such funds shall be deposited and the period for making such prepayment shall be extended by up to 270 days (i.e., a total of 360 days from the end the relevant fiscal year) with such funds released to MCC from escrow on the earlier of the end of such extended prepayment period and the date the necessary consents and/or waivers are obtained. At the sole discretion of the Lender and with the consent of MCC and in lieu of the escrow account referred to in the preceding sentence, the Lender may require, if the Borrowing Affiliate is unable to make the prepayment required above due to the circumstances described in the immediately preceding sentence, the Borrowing Affiliate to make such prepayment to the Lender in the local currency of the Borrowing Affiliate in an amount equal, at the then prevailing spot rates (as determined by the Lender and MCC) for conversion of such currency into Dollars, to the required prepayment amount in Dollars.

SECTION 2.5.  INTEREST; FEES.

            (a) Except as otherwise consented to by MCC, the Borrowing Affiliate shall pay to


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the Lender interest on the outstanding principal amount of each Advance made by the Lender, for the period commencing on the date of such Advance until such Advance is paid in full, at the a rate per annum equal to the rate payable by the Lender to MCC with respect to each corresponding Advance to the Lender constituting an Attributable Borrowing for the Borrowing Affiliate under the Master Agreement. Interest shall be computed as provided in the Master Agreement.

            Accrued interest on each Advance shall be paid in arrears on the Interest Payment Dates. Notwithstanding the foregoing, Interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Lender; provided that the Lender is then paying interest on Advances at the Post-Default Rate and MCC has demanded such amount from Lender. All payments of interest under this Note made to the Lender by the Borrowing Affiliate shall be immediately applied to Lender's obligation under the Master Agreement.

            Without prejudice to the provisions of Section 6.2 hereof, in the event of default by the Borrowing Affiliate in payment of any principal amount of the Advances or interest thereon when due (whether at the stated maturity, by acceleration or otherwise), the Borrowing Affiliate shall pay to the Lender interest on such past due and unpaid principal amount and (to the extent permitted by applicable law) on such defaulted interest from the due date until the date of payment in full (both before as well as after judgment), at the Post-Default Rate. In addition, the Borrowing Affiliate shall indemnify the Lender against any actual loss or expense which it may sustain or incur as a direct consequence of the default by the Borrowing Affiliate in payment of any principal amount of the Advances or interest thereon. Each determination of any loss or expense by the Lender under this paragraph (b) shall be conclusive in the absence of manifest error.

SECTION 2.6.  PAYMENTS.

            Except as otherwise provided herein, all payments whatsoever by the Borrowing Affiliate to the Lender hereunder shall be made in Dollars in same-day funds to the order of the Lender at New York, U.S.A., ABA# 021000021, for the account of Motorola/Nextel, Account # E12713A (or such other place as the Lender shall have designated in writing to the Borrowing Affiliate at least five (5) Business Days prior to the scheduled payment date), not later than 1:00 p.m. Chicago time, on the day on which such payment shall become due. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.

            If any payment hereunder would otherwise be due on a day that is not a Business Day, such payment shall be made on the next succeeding day that is a Business Day and including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

SECTION 2.7.  USE OF PROCEEDS.

            The Borrowing Affiliate agrees that the proceeds of the Advances will be used by the Borrowing Affiliate to finance the purchase of iDen Equipment and Services acquired pursuant to the iDEN Equipment and Service Agreements (including, without limitation, down payments, milestone payments and other payments due under the iDEN Equipment and Service Agreements) to be used in connection with the System of the Borrowing Affiliate and related transportation and shipping costs but excluding import taxes and/or duties related thereto; it being understood that the proceeds of the Refinancing Advances may be used to repay Indebtedness owing under the 1997 Infocom Facility and the Infocom Bridge Facility. The proceeds of each Advance shall be paid, subject to the last sentence of Section 2.2(b), by the Lender directly to either (a) Motorola Credit Corporation if such Advance is a Refinancing Advance, or (b) the Vendor in the case of an Invoice Advance.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

            The Borrowing Affiliate hereby acknowledges that under the terms of the Master Agreement the Lender was or will be required to make certain representations and warranties on behalf of the Borrowing Affiliate. The Borrowing Affiliate hereby confirms that it has reviewed the representations and warranties contained in Section 7 of the Master Agreement and further agrees that such representations and warranties shall be remade by the Borrowing Affiliate herein and shall be fully incorporated in this Note by reference thereto; provided that the Borrowing Affiliate shall only be deemed to have made such representations and warranties with respect to itself and its Subsidiaries.

                         SECTION 4. CONDITIONS PRECEDENT

            The obligations of the Lender to make any Advance to the Borrowing Affiliate shall be subject to Lender's satisfaction of the conditions precedent set forth in Section 10 of the Master Agreement necessary to permit borrowings which constitute Attributable Borrowings of the Borrowing Affiliate. The Borrowing Affiliate hereby confirms that it has reviewed the conditions precedent applicable to it set forth in Section 10 of the Master Agreement and further agrees, for itself and each of its Subsidiaries, that such conditions shall be deemed to be fully incorporated into this Note by reference thereto. The Borrowing Affiliate agrees to use its best efforts to comply with the requirements set forth in Section 10 of the Master Agreement. In addition, the Borrowing Affiliate shall grant a Lien on and pledge certain cash deposit accounts by executing and delivering to the Lender, for the benefit of MCC, a Security Deposit Agreement in the form of Exhibit A hereto (the "Borrowing Affiliate Security Deposit Agreement") and execution and delivery of all related documents necessary to give effect thereto.

                              SECTION 5. COVENANTS

            So long as this Note shall remain outstanding or any Obligations or obligations of the Lender under the Master Agreement shall remain unpaid, the Borrowing Affiliate hereby agrees, for itself and each of its Subsidiaries, to comply with the affirmative and negative covenants set forth in Sections 8 and 9 of the Master Agreement, to the extent applicable to the Borrowing Affiliate or any such Subsidiary. The Borrowing Affiliate hereby confirms that it has reviewed the affirmative and negative covenants applicable to it set forth in Sections 8 and 9 of the Master Agreement and further agrees, for itself and each of its Subsidiaries, that such covenants shall be deemed to be fully incorporated into this Note by reference thereto.

                          SECTION 6. EVENTS OF DEFAULT

SECTION 6.1.  EVENTS OF DEFAULT.

            Each of the following events shall constitute an Event of Default hereunder:

            (a) The Borrowing Affiliate shall have defaulted in the payment of principal of any Advance payable under this Note when and as the same shall become due and payable.

            (b) The Borrowing Affiliate shall have defaulted in the payment of any interest on any Advance or any other amount (other than an amount referred to in clause (a) of this Section 6.1) payable under this Note, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more days.

            (c) Any representation or warranty made by the Borrowing Affiliate herein, under the other Credit Documents to which it is a party or otherwise in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect as of time it was made or deemed to have been made or any certificate furnished pursuant to this Note or such other Credit Documents proves to have been false or misleading in any material respect as of its date.

            (d) The Borrowing Affiliate shall, without the prior written consent of the Lender and MCC, have used the proceeds of any Advance for a purpose other than that specified in Section 2.7 hereof.

            (e) The Borrowing Affiliate shall fail to observe or perform any covenant, condition or agreement covered in Section 5 (with respect to a breach of Sections 8.7(b), 8.11, 8.14, 8.15 and Section 9 of the Master Agreement).

            (f) The Borrowing Affiliate shall have failed to perform or comply with any other term, obligation or covenant contained in any of the other Credit Documents to which it is a party (other than those specified above) and such failure shall have continued unremedied for thirty (30) days after written notice thereof has been given the Lender.

            (g) Any Governmental Approval necessary to enable the Borrowing Affiliate to comply with its obligations under the Operative Documents to which it is a party shall have been revoked, suspended, withdrawn, withheld, terminated, modified or restricted and such revocation, termination, withdrawal, suspension, modification, withholding or cessation could reasonably be expected to have a Material Adverse Effect, or any proceeding which could reasonably be expected to have a Material Adverse Effect shall have been commenced by or before any Governmental Authority for the purpose of so revoking, terminating withdrawing, suspending, modifying or withholding any such Governmental Approval such proceeding shall not have been contested within ten (10) Business days by proper proceedings and dismissed or stayed within thirty (30) days, or notice shall have been given by such Governmental Authority for such purpose and shall have remained uncontested for ten (10) Business Days.

            (h) Any License granted in favor of the Borrowing Affiliate or any of its Subsidiaries, or any license or concession part thereof which, in the reasonable opinion of the Lender or MCC, shall have been terminated, revoked, suspended, withdrawn, withheld, or adversely modified or restricted which termination, revocation, suspension or such other action would reasonably be expected to have a Material Adverse Effect or a proceeding shall have been initiated by or before, or any action shall have been taken by a court of competent jurisdiction, or other Governmental Authority which in the reasonable opinion of Lender or MCC, is likely to result in the cancellation, non-renewal or adverse modification of any one or more Licenses, radio channels authorized under the Licenses or Governmental Approvals held by the Borrowing Affiliate which cancellation, non-renewal or adverse modification could reasonably be expected to have a Material Adverse Effect.

            (i) It shall have become unlawful for the Borrowing Affiliate to perform any payment obligation under the Credit Documents to which it is a party.

            (j) The Borrowing Affiliate shall have failed to pay money due under any other agreement or document evidencing, securing, guarantying or otherwise relating to Indebtedness of the Borrowing Affiliate outstanding in the aggregate principal amount to or greater than $5,000,000, or there shall have occurred any other event of default or breach on the part of the Borrowing Affiliate under any such agreement or document, the effect of which is to accelerate or to permit the acceleration of the maturity of such Indebtedness.

            (k) The issuance of any final arbitration award, judgment or decree which is not subject to appeal, or any award, judgment or decree shall not have been appealed within thirty (30) days from the date thereof, or a fine or penalty aggregating in excess of $5,000,000 or its equivalent in any currency shall have been entered against the Affiliated Credit Parties (other than the Lender) taken as a whole and not paid and discharged, dismissed or stayed within 30 days.

            (l) The Borrowing Affiliate shall have made an assignment for the benefit of creditors, filed a petition in bankruptcy, been adjudicated insolvent, petitioned or applied to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall have commenced any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrowing Affiliate shall have taken any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of sixty (60) days or more; or any order for relief shall have been entered in any such proceeding or the Borrowing Affiliate, by any act or omission, shall have indicated its consent to, approval of or acquiescence in any such petition, application or proceeding; or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall have suffered any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more.

            (m) The Borrowing Affiliate shall become unable, admit in writing or fail generally to pay its debts as they become due.

            (n) The Borrowing Affiliate shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint that is not vacated within sixty (60) days from the date thereof.

            (o) Any Governmental Authority shall have taken any action to condemn, seize, requisition, nationalize or otherwise appropriate any portion of the properties or assets of the Borrowing Affiliate (without payment of adequate compensation), or shall have taken any action to dispute the management of the Borrowing Affiliate or to curtail the Borrowing Affiliate's authority to conduct its business, which prevents the Borrowing Affiliate from fulfilling its obligations under any of the Credit Documents to which it is a party.

            (p) MCC shall fail at any time to have a valid and perfected Lien on, subject to no prior or equal Liens other than Permitted Liens, any portion of the Collateral of the Borrowing Affiliate (other than pursuant to a failure by MCC).

            (q) [Reserved]

            (r) [Reserved]

            (s) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, that, in either case, could reasonably be expected to result in a liability on the part of the Borrowing Affiliate to the PBGC in excess of $5,000,000.

            (t) The occurrence of any event or condition that results or could reasonably be expected to result in a material "accumulated funding deficiency" under Section 412 of the Code with respect to any Plan.

            (u) The failure by the Borrowing Affiliate to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans maintained or hereafter established or assumed by it where such failure could reasonably be expected to have a Material Adverse Effect.

            (v) There shall have of occurred an Event of Abandonment with respect to the Borrowing Affiliate.

            (w) The Borrowing Affiliate Guaranty, the Security Documents to which the Borrowing Affiliate is a party, or any other Credit Document to which the Borrowing Affiliate is a party shall, at any time after their respective execution and delivery, and for any reason, shall be declared null and void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by the Borrowing Affiliate or the Borrowing Affiliate shall deny that it has any or further liability thereunder or hereunder as the case may be.

SECTION 6.2.  REMEDIES.

            (a) Except as described in the immediately succeeding sentence, if an Event of Default described in subsections 6.1(1), (m), (n), (o) and (p) hereof with respect to the Borrowing Affiliate shall have occurred, then (a) the Commitment shall automatically be terminated and the obligation of the Lender shall forthwith terminate, and (b) the entire unpaid principal amount of the Advances hereunder shall automatically and immediately become due and payable together with all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable without presentment, demand, test or further notice of any kind, all of which are hereby expressly waived by the Borrowing Affiliate. If any other Event of Default shall have occurred, then at any time thereafter, if any such event shall then be continuing, the Lender may, by written notice to the Borrowing Affiliate and with the consent of MCC,
(i) declare the Commitment to be terminated whereupon the obligation of the Lender to make or maintain the Advances hereunder shall forthwith terminate, and
(ii) declare the entire unpaid principal amount of the Advances, all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowing Affiliate. Upon the occurrence of any Event of Default, the Lender shall have, in addition to any other rights and remedies contained in this Note and the other Credit Documents to which the Borrowing Affiliate is a party, all of the rights and remedies under the laws of the United States and the laws of the Relevant Countries or other applicable laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

            (b) In addition to such remedies as are provided for in this Note and the other Credit Documents to which the Borrowing Affiliate is a party, subject to the receipt of the prior written consent of MCC, the Lender's remedies upon the occurrence and during the continuance of an Event of Default shall include (i) a right to apply or require the Borrowing Affiliate to apply for any necessary orders or licenses in connection with the operation or abandonment of any relevant System, the related Telecommunications Business or any part thereof; and (ii) to the extent permitted by law, a right to have a receiver appointed by a court of competent jurisdiction in order to manage, protect and preserve any relevant System, the related Telecommunications Business and all other equipment and property and to continue the operation of the business of the Borrowing Affiliate, and to collect the revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership until the sale or other final disposition of the property of the Borrowing Affiliate, including, without limitation, the Systems, the Telecommunications Businesses and such equipment, property and assets.

            (c) The Borrowing Affiliate agrees, in case an Event of Default shall be existing and upon the Lender's request, to pay all the Lender's costs of collection of all amounts due, and enforcement of all rights hereunder, including, without limitation, reasonable attorney's fees and legal expenses.

            (d) In connection with the enforcement by the Lender of any remedies available to it as a result of any Event of Default, the Borrowing Affiliate shall join and cooperate fully with the Lender and with any receiver referred to above and with the successful bidder or bidders at any foreclosure sale when any of these entities files an application (including, without limitation, the furnishing of any additional information that may be required in connection with such application), with any necessary Governmental Authorities, requesting their prior approval of (i) the operation or abandonment of all or any portion of the Systems (or any one of them) or the Telecommunications Businesses and (ii) the assignment or transfer to such entity of all licenses, authorizations and permits issued to the Borrowing Affiliate by such Governmental Authorities with respect to the Systems, the Telecommunications Businesses and the operation thereof.

            (e) In connection with the foregoing remedies, the Borrowing Affiliate shall take such further actions and execute all such instruments as the Lender or MCC deems necessary. The Borrowing Affiliate agrees that the Lender may enforce any obligation of the Borrowing Affiliate as set forth in this Note by an action for specific performance.

            (f) All moneys received by the Lender pursuant to any right given or action taken under this Note shall be immediately delivered to MCC and applied in accordance with the Master Agreement.

            (g) The Lender may exercise any and all of its remedies under the Security Documents, the Parent Guaranties and the Borrowing Affiliate Guaranties contemporaneously or separately from the exercise of any other remedies hereunder or with respect to any Collateral.

                            SECTION 7. MISCELLANEOUS

SECTION 7.1.

            TO THE EXTENT THAT THE BORROWING AFFILIATE OR ANY OF ITS ASSETS HAS OR HEREAFTER MAY ACQUIRE ANY RIGHT TO IMMUNITY FROM SUIT, SET-OFF, LEGAL PROCEEDINGS GENERALLY, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHER ATTACHMENT OR EXECUTION OF JUDGMENT ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE, THE BORROWING AFFILIATE HEREBY IRREVOCABLY WAIVES SUCH RIGHTS TO IMMUNITY FOR ITSELF AND ITS ASSETS IN RESPECT OF ITS OBLIGATIONS ARISING UNDER OR RELATING TO ANY OF THE CREDIT DOCUMENTS TO WHICH THE BORROWING AFFILIATE IS A PARTY OR ANY RELATED DOCUMENTATION.

SECTION 7.2.

            (a) THE BORROWING AFFILIATE IRREVOCABLY HEREBY EXPRESSLY WAIVES ALL RIGHT TO OBJECT TO JURISDICTION OR EXECUTION IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER CREDIT DOCUMENT WHICH IT MAY NOW OR HEREAFTER HAVE BY REASON OF ITS

DOMICILE OR BY REASON OF ANY SUBSEQUENT OR OTHER DOMICILE AND HEREBY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THIS NOTE, THE OTHER CREDIT DOCUMENTS TO WHICH THE BORROWING AFFILIATE IS A PARTY AND ANY OTHER DOCUMENT OR INSTRUMENT REQUIRED TO BE EXECUTED IN RELATION THERETO MAY BE INSTITUTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF ILLINOIS AND THE COURTS OF THE STATE OF ILLINOIS, UNLESS THE CREDITOR OTHERWISE ELECTS, AND BY EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWING AFFILIATE SUBMITS TO AND ACCEPTS AND CONSENTS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTIES AND ASSETS, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF ANY SUCH COURT. THE BORROWING AFFILIATE HEREBY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING, AND FURTHER WAIVES ANY CLAIM THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY OF THE AFORESAID COURTS HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

            (b) THE BORROWING AFFILIATE HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION WITH OFFICES AT 1633 BROADWAY, NEW YORK, NY 10019, AND SUCCESSORS AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWING AFFILIATE TO RECEIVE, ACCEPT AND ACKNOWLEDGE, FOR AND ON BEHALF OF THE BORROWING AFFILIATE AND ITS PROPERTIES, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN SUCH ACTION, SUIT OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER CREDIT DOCUMENT IN THE CASE OF THE COURTS OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF ILLINOIS OR OF THE COURTS OF THE STATE OF ILLINOIS, WHICH SERVICE MAY BE MADE ON ANY SUCH DESIGNEE, APPOINTEE AND AGENT IN ACCORDANCE WITH LEGAL PROCEDURES PRESCRIBED FOR SUCH COURTS. THE BORROWING AFFILIATE AGREES TO TAKE ANY AND ALL ACTION NECESSARY TO CONTINUE SUCH DESIGNATION IN FULL FORCE AND EFFECT AND SHOULD SUCH DESIGNEE, APPOINTEE AND AGENT BECOME UNAVAILABLE FOR THIS PURPOSE FOR ANY REASON, THE BORROWING AFFILIATE WILL FORTHWITH IRREVOCABLY DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT WITH OFFICES IN CHICAGO, ILLINOIS, WHICH SHALL IRREVOCABLY AGREE TO ACT AS SUCH, WITH THE POWERS AND FOR PURPOSES SPECIFIED IN THIS SECTION 7.2. THE BORROWING AFFILIATE FURTHER IRREVOCABLY CONSENTS AND AGREES TO SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OUT OF ANY OF THE AFORESAID COURTS IN ANY SUCH ACTION, SUIT OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER CREDIT DOCUMENT DELIVERED TO THE BORROWING AFFILIATE IN ACCORDANCE WITH THIS SECTION 13 OR OF ITS THEN DESIGNEE, APPOINTEE OR AGENT FOR SERVICE. IF SERVICE IS MADE UPON SUCH DESIGNEE, APPOINTEE AND AGENT, A COPY OF SUCH PROCESS, SUMMONS, NOTICE OR DOCUMENT SHALL ALSO BE PROVIDED

TO THE BORROWING AFFILIATE, BY REGISTERED OR CERTIFIED MAIL, OR OVERNIGHT EXPRESS AIR COURIER, PROVIDED THAT FAILURE TO PROVIDE SUCH COPY TO THE BORROWING AFFILIATE SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT RENDERED IN SUCH ACTION OR PROCEEDINGS. THE BORROWING AFFILIATE AGREES THAT SERVICE UPON THE BORROWING AFFILIATE OR ANY SUCH DESIGNEE, APPOINTEE AND AGENT AS PROVIDED FOR HEREIN SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON THE BORROWING AFFILIATE WITH RESPECT TO MATTERS CONTEMPLATED IN THIS SECTION 7.2 AND THAT THE FAILURE OF ANY SUCH DESIGNEE, APPOINTEE AND AGENT TO GIVE ANY NOTICE OF SUCH SERVICE TO THE BORROWING AFFILIATE SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. NOTHING HEREIN SHALL LIMIT OR BE CONSTRUED TO LIMIT THE RIGHTS OF THE CREDITOR TO COMMENCE PROCEEDINGS AGAINST THE BORROWING AFFILIATE IN ANY OTHER VENUE WHERE ASSETS OF THE BORROWING AFFILIATE MAY BE FOUND.

SECTION 7.3.

            THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS (EXCLUDING ALL OTHER CHOICE-OF-LAW AND CONFLICTS-OF-LAW RULES).

SECTION 7.4.

            THE BORROWING AFFILIATE AND THE CREDITOR EACH WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE.

SECTION 7.5. SEVERABILITY OF PROVISIONS.

            If any one or more of the provisions contained in this Note or any documents executed in connections herewith shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

SECTION 7.6. BINDING EFFECT; ASSIGNMENT.

            (a) This Note shall be binding upon and shall inure to the benefit of the Borrowing Affiliate, the Lender and their respective successors and assigns, provided, that the Borrowing Affiliate shall not have the right to assign or transfer its rights or obligations hereunder except with the prior written consent of the Lender and MCC, and the Lender shall not be entitled to assign any of its rights or obligations under this Note without the written consent of MCC.

            (b) Concurrently with its receipt of this Note, the Lender will pledge all of its rights and interests under this Note to MCC as Collateral pursuant to the Master Agreement. The

Borrowing Affiliate hereby consents to such pledge and agrees that MCC shall be a third party beneficiary of this Note.

SECTION 7.7. NOTICES.

            All communications and notices provided for hereunder shall be in writing and shall be personally delivered or transmitted by postage prepared registered mail (airmail if international) or by telefax as follows:




            To the Lender:                                  Nextel International, Inc.
                                                            1191 Second Avenue, Suite 1600
                                                            Seattle, Washington 98101
                                                            Attention: General Counsel
                                                            Fax No.: (206) 749-8384

            To MCC:                                         Motorola Credit Corporation
                                                            1301 East Algonquin Road
                                                            Schaumburg, Illinois 60196-1065
                                                            Attention:  Gary B. Tatje
                                                            Fax No.:  (847) 538-2279

            with a copy to:                                 Motorola Credit Corporation
                                                            1301 East Algonquin Road
                                                            Schaumburg, Illinois 60196-1065
                                                            Attention:  Finance Counsel
                                                            Fax No.:  (847) 576-0721

            To the Borrowing
                 Affiliate:                                 Infocom Communications Network, Inc.
                                                            Penthouse Unit 1 & 3
                                                            20/F, Centerpoint Building
                                                            Julia Vargas Avenue Corner
                                                            1600 Metro Manila, Philippines
                                                            Attention: Ms. Catherine Laurel-Carpio
                                                            Fax No.: 63-2-636-1234
                                                                                  -----------------



     Except as otherwise specified herein, all notices shall be deemed duly given on the date of receipt, if personally delivered or transmitted by telefax, and the date 5 days after posting if mailed.

SECTION 7.8. RIGHT OF SET-OFF.

            The Lender shall, to the fullest extent permitted by applicable law, have the right to apply and all amounts on deposit or on account with it or with any of its branches, Subsidiaries or affiliates (general or special, time or demand, matured or unmatured, in whatever currency) in reduction of amounts past due (whether such amounts became due at schedule maturity, by acceleration or otherwise) under the Credit Documents to which the Borrowing Affiliate is a party.

      IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed as of the day and year first given above.




                                            INFOCOM COMMUNICATIONS NETWORK,
                                            INC.



                                            By:      /s/ Tony M. Urrera
                                                   ---------------------------
                                            Name:   Tony M. Urrera
                                                   ---------------------------
                                            Title:  President
                                                   ---------------------------